                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[X] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                      UNIVERSAL HEALTH REALTY INCOME TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of filing fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------
     [ ] Fees paid previously with preliminary materials.

--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date filed:

--------------------------------------------------------------------------------

---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                      UNIVERSAL HEALTH REALTY INCOME TRUST
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 1, 1999

     Notice is hereby given that the Annual Meeting of Shareholders of Universal Health Realty Income Trust (the "Trust") will be held on Tuesday, June 1, 1999 at 10:00 AM, at the offices of the Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

          (1) To have the holders of Trust Shares elect two Class I Trustees, both Trustees to serve for a term of three years, until the annual election of Trustees in the year 2002 and election and qualification of their successors.

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 21, 1999 are entitled to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the meeting in person. IN ANY EVENT, PLEASE MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                          BY ORDER OF THE BOARD OF TRUSTEES
                                                  /s/ Kirk E. Gorman

                                                    KIRK E. GORMAN
                                                       Secretary

King of Prussia, Pennsylvania
April   , 1999

                      UNIVERSAL HEALTH REALTY INCOME TRUST
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished to the shareholders of Universal Health Realty Income Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Trust"), in connection with the solicitation of Proxies by the Board of Trustees for use at the Annual Meeting of Shareholders, to be held at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania on Tuesday, June 1, 1999 at 10:00 AM, and at any adjournment thereof. This Proxy Statement and related form of Proxy were first sent to
shareholders of the Trust on or about April   , 1999. The Annual Meeting is
being held to: (1) elect two Class I Trustees of the Trust, both of whom will serve for a term of three years until the annual election of Trustees in the year 2002 and the election and qualification of their successors; and (2) transact such other business as may properly be brought before the meeting or any adjournment thereof.

     A form of Proxy for use at the meeting is enclosed. Any shareholder may revoke a Proxy at any time before the authority granted by it is exercised by giving written notice of revocation to the Secretary of the Trust, by submitting another executed Proxy to the Secretary of the Trust bearing a later date (but prior to the voting of such Proxy), or by attending the meeting and asking (prior to the voting of such Proxy) for the return of such Proxy. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by the Trust prior to the Annual Meeting, be voted FOR the nominees for Trustees.

     Only holders of record of the shares of beneficial interest of the Trust, par value $.01 per share (the "Shares"), at the close of business on April 21, 1999 will be entitled to vote at the meeting. On that date, there were 8,955,465 Shares outstanding. Each Share is entitled to one vote on each of the matters to be presented at the meeting. Shareholders entitled to vote for the election of the Trustees can withhold authority to vote for them. Each nominee will be elected if he receives a plurality of the votes cast. Broker non-votes are treated as shares as to which the beneficial owners have withheld voting authority and therefore are shares not entitled to vote on the matter. As of April 21, 1999, the Trust's current trustees and officers as a group owned of record or beneficially 128,612 Shares, representing 1.4% of the outstanding Shares.

     A copy of the Trust's Annual Report to Shareholders, including financial statements for the year ended December 31, 1998, is enclosed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 26, 1999, the number of Shares and the percentage of outstanding Shares owned beneficially, within the meaning of Securities and Exchange Commission Rule 13d-3, (i) by each person who is known by the Trust to own beneficially more than 5% of its Shares (ii) by each Trustee and each executive officer named in the Summary Compensation Table and (iii) by all Trustees and executive officers of the Trust as a group.

                  NAME AND ADDRESS OF                    AMOUNT AND NATURE OF       PERCENT OF
                  BENEFICIAL OWNER(1)                    BENEFICIAL OWNERSHIP   OUTSTANDING SHARES
                  -------------------                    --------------------   ------------------
Universal Health Services, Inc. ("UHS")                        698,692(2)              7.8%
367 South Gulph Road
King of Prussia, PA 19406
Private Capital Management, Inc.                               529,120(3)              5.9%
3003 Tamiami Trail North
Naples, FL 33940
Idanta Partners, Ltd.                                          557,919(4)              6.2%
4660 La Jolla Village Dr., Suite 850
San Diego, CA 92122
Miles L. Berger                                                  1,000                 (7)
Heitman Financial Ltd.
180 North LaSalle St.
Chicago, IL 60601
Daniel M. Cain                                                   3,321(6)              (7)
Cain Brothers & Company, LLC
452 Fifth Avenue, 25th Floor
New York, NY 10018
James E. Dalton, Jr.                                               625(6)              (7)
Quorum Health Group
103 Continental Place
Brentwood, TN 37027
Myles H. Tanenbaum                                               5,625(6)              (7)
Arbor Enterprises
Four Tower Bridge, Suite 400
200 Barr Harbor Drive
W. Conshohocken, PA 19428
Alan B. Miller                                                  75,750(5)(6)           (7)
Kirk E. Gorman                                                  24,228(6)              (7)
Charles F. Boyle                                                 3,982(6)              (7)
Cheryl K. Ramagano                                               3,883(6)              (7)
Timothy J. Fowler                                               10,198(6)              (7)
3525 Piedmont Rd., N.E.
Atlanta, GA 30305
All Trustees & Executive Officers as a group (9                128,612(6)              1.4%
  persons)

---------------
(1) Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

(2) UHS has an option to maintain ownership of 5% of the outstanding Shares of the Trust.

(3) Shares are held by Private Capital Management, Inc., a registered investment adviser. Information is based on Amendment No. 5 to Schedule 13G dated February 12, 1998.

(4) Shares are held by Idanta Partners, Ltd., a Texas limited partnership, and its General Partner, David J. Dunn.

(5) Includes 12,000 shares of beneficial interest beneficially owned by the Alan
    B. Miller Family Foundation, Alan B. Miller, as Trustee.

(6) Includes shares issuable pursuant to stock options to purchase shares of beneficial interest held by officers of the Trust and exercisable within 60 days of February 26, 1999 as follows: Alan B. Miller (56,250); Kirk E. Gorman (3,125); Charles F. Boyle (1,875); Daniel M. Cain (625); James E. Dalton, Jr. (625); Cheryl K. Ramagano (1,875); Myles H. Tanenbaum (625) and Timothy J. Fowler (9,899).

(7) Less than 1%.

                                 PROPOSAL NO. 1
                              ELECTION OF TRUSTEES

     The Trust was organized under the laws of the State of Maryland as a real estate investment trust on August 6, 1986. Trustees of the Trust, Mr. Miller, and Mr. Cain, assumed their positions with the Trust at the inception of the Trust. Mr. Tanenbaum was elected in November 1990, Mr. Gorman was elected in December 1994, Mr. Dalton was elected in December 1997, and Mr. Berger was elected in December 1998. Pursuant to the Declaration of Trust, the Trustees of the Trust have been divided into three classes, with staggered terms. The terms of the Trustees in Class I expire at the 1999 Annual Meeting, the terms of the Trustees in Class II expire at the 2000 Annual Meeting, and the terms of the Trustees in Class III expire at the 2001 Annual Meeting. At each Annual Meeting, Trustees are elected for a term of three years to succeed those in the class whose term is expiring at such Annual Meeting.

     The persons listed below currently constitute the Trust's Board of Trustees. The terms of the Class I Trustees, Alan B. Miller and Myles H. Tanenbaum, expire at the 1999 Annual Meeting. They have been nominated to be elected for three-year terms. The Trustees have no reason to believe that the nominees will be unavailable for election; however, if the nominees become unavailable for any reason, the Shares represented by the Proxy will be voted for the persons, if any, who are designated by the Board of Trustees to replace the nominees. The nominees have consented to be named and have indicated their intent to serve if elected.

     Pursuant to the Declaration of Trust, a majority of the Trust's Trustees must be "Independent Trustees" with each class of Trustees containing at least one Independent Trustee. The Declaration of Trust defines an "Independent Trustee" as a Trustee who is not an affiliate of Universal Health Services, Inc. ("UHS"), the parent company of the Trust's Advisor, and does not perform any services for the Trust, except as Trustee.

     The following information is furnished with respect to the nominee for election as a Trustee and each member of the Board of Trustees whose term of office will continue after the meeting.

                                    CLASS OF                   PRINCIPAL OCCUPATIONS             TRUSTEE
               NAME                 TRUSTEE    AGE           DURING THE LAST FIVE YEARS           SINCE
               ----                 --------   ---           --------------------------          -------
NOMINEES FOR TERMS
EXPIRING IN 1999

Alan B. Miller                          I      61    Chairman of the Board and Chief Executive    1986
                                                     Officer of the Trust since 1986. Chairman
                                                     of the Board, President and Chief
                                                     Executive Officer of UHS since 1978.
                                                     Director of CDI Corp., Genesis Health
                                                     Ventures and Penn Mutual Life Insurance
                                                     Company.

Myles H. Tanenbaum*                     I      68    Chairman of the Board of Arbor Enterprises   1990
                                                     since 1989. Formerly President and CEO of
                                                     both Arbor Property Trust (NYSE)
                                                     (successor to EQK Green Acres, L.P.),
                                                     1986-1997, and EQK Realty Investors
                                                     (NYSE), 1985-89. Director of Pep Boys
                                                     (NYSE) and The Benjamin Franklin
                                                     Institute, and member of the Board of
                                                     Trustees of the University of
                                                     Pennsylvania.

                                    CLASS OF                    PRINCIPAL OCCUPATION             TRUSTEE
               NAME                 TRUSTEE    AGE           DURING THE LAST FIVE YEARS           SINCE
               ----                 --------   ---           --------------------------          -------
TRUSTEES WHOSE TERMS
EXPIRE IN 2000

Daniel M. Cain*                        II      54    President and CEO, Cain Brothers &           1986
                                                     Company, LLC. Prior thereto, senior
                                                     partner in Cain Brothers & Company since
                                                     1982.

James E. Dalton, Jr.*                  II      56    President, Chief Executive Officer and       1997
                                                     Director of Quorum Health Group, Inc.
                                                     since 1990. Prior thereto, Regional Vice
                                                     President of Health Trust, Inc., Division
                                                     Vice President of Hospital Corporation of
                                                     America, and Regional Vice President of
                                                     HCA Management Company. Director of
                                                     AmSouth Bancorporation, the Nashville
                                                     Branch of The Federal Reserve Bank of
                                                     Atlanta, the Nashville Health Care
                                                     Council, and the Federation of American
                                                     Health Systems.
TRUSTEES WHOSE TERMS
EXPIRE IN 2001

Kirk E. Gorman                        III      48    President and Chief Financial Officer of     1994
                                                     the Trust since 1990, Secretary of the
                                                     Trust since December 1994 and Vice
                                                     President and Chief Financial Officer of
                                                     the Trust since 1987. Senior Vice
                                                     President, Treasurer and Chief Financial
                                                     Officer of UHS since December 1992.

Miles L. Berger*                      III      68    Vice Chairman of the Board of Heitman        1998
                                                     Financial Services, Ltd. and Chairman of
                                                     the Board of Berger Financial Services
                                                     Corp, Berger Management Services, and
                                                     MidTown Bank and Trust Company of Chicago;
                                                     Director, Franklin Capital Corp; Trustee,
                                                     Innkeepers Trust USA.

---------------
* Independent Trustee

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's trustees and executive officers, and persons who own more than ten percent of a registered class of the Trust's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Shares and other equity securities of the Trust. Based on reports filed with the Trust, the Trust believes all required reports of executive officers and Trustees were filed in a timely manner.

                             EXECUTIVE COMPENSATION

     The Trust's officers are all employees of UHS of Delaware, Inc. ("UHS") and as of December 31, 1998, the Trust had no salaried employees and paid no cash compensation in 1998, 1997 and 1996. In 1999, the Trustees awarded a $50,000 bonus to Mr. Kirk E. Gorman, President, Chief Financial Officer, Secretary and Trustee of the Trust. UHS reduced the 1999 advisory fee paid by the Trust by $50,000. The following tables set forth various information with respect to the compensation of the five most highly compensated officers of the Trust.

                      UNIVERSAL HEALTH REALTY INCOME TRUST
                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                ANNUAL COMPENSATION                  AWARDS
                                          --------------------------------   -----------------------
                                                                 OTHER       RESTRICTED   SECURITIES
                                                                 ANNUAL        STOCK      UNDERLYING         ALL
                                 FISCAL   SALARY              COMPENSATION     AWARDS      OPTIONS          OTHER
  NAME AND PRINCIPAL POSITION     YEAR     ($)     BONUS($)      ($)(a)        ($)(b)        (#)       COMPENSATION(c)
  ---------------------------    ------   ------   --------   ------------   ----------   ----------   ---------------
Alan B. Miller,                   1998     --        --         $43,875            --        --              --
  Chairman of the Board and       1997     --        --          21,375            --        --              --
  Chief Executive Officer         1996     --        --              --            --        --              --
Kirk E. Gorman,                   1998     --        --         $21,938            --        --              --
  President, Chief Financial      1997     --        --          10,688       $46,563        --              --
  Officer, Secretary and          1996     --        --              --            --        --              --
    Trustee
Charles F. Boyle,                 1998     --        --         $13,163            --        --              --
  Vice President and Controller   1997     --        --           6,413            --        --              --
                                  1996     --        --              --            --        --              --
Cheryl K. Ramagano,               1998     --        --         $13,163            --        --              --
  Vice President and Treasurer    1997     --        --           6,413            --        --              --
                                  1996     --        --              --            --        --              --
Timothy J. Fowler,                1998     --        --         $13,163            --        --              --
  Vice President,                 1997     --        --           6,413            --        --              --
  Acquisition and Development     1996     --        --              --            --        --              --

---------------
(a) Other Annual Compensation in 1998 and 1997 for Messrs. Miller, Gorman, Boyle and Fowler and Ms. Ramagano consists of dividend equivalent rights accrued in connection with the Trust's 1997 Incentive Plan. As of December 31, 1998 and 1997, Messrs. Miller, Gorman, Boyle and Fowler and Ms. Ramagano held 25,000, 12,500, 7,500, 7,500 and 7,500 dividend equivalent rights, respectively. The Other Annual Compensation amounts shown above were computed by multiplying each participants dividend equivalent rights by the declared dividends per share of $1.755 in 1998, and $.425 per share for the third quarter of 1997 and $.43 per share for the fourth quarter of 1997.

(b) Restricted stock awards in 1997 for Mr. Kirk E. Gorman represents the value of 2,500 shares of beneficial interest based on the closing sale price of the shares on the date of grant, issued in connection with the 1988 Key Employees' Restricted Share Purchase Plan. The restrictions on one-third of these shares lapse on each of the three, four and five year anniversary dates from the date of grant. The value of these shares as of December 31, 1998 was $49,063 based on the closing sale price of the shares on that date.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                              ---------------------------------------------------
                                          PERCENT OF                                 POTENTIAL REALIZABLE
                                             TOTAL                                     VALUE AT ASSUMED
                                            OPTIONS                                  ANNUAL RATES OF STOCK
                                          GRANTED TO      EXERCISE                  PRICE APPRECIATION FOR
                              OPTIONS      OFFICERS       PER SHARE                       OPTION TERM
                              GRANTED      IN FISCAL        PRICE      EXPIRATION   -----------------------
            NAME              (#)(a)         YEAR          ($/SH)         DATE       5%($)          10%($)
            ----              -------    -------------    ---------    ----------   -------        --------
Alan B. Miller..............     0             0%          $0.000         N/A         $0              $0
Kirk E. Gorman..............     0             0%          $0.000         N/A         $0              $0
Charles F. Boyle............     0             0%          $0.000         N/A         $0              $0
Cheryl K. Ramagano..........     0             0%          $0.000         N/A         $0              $0
Timothy J. Fowler...........     0             0%          $0.000         N/A         $0              $0

---------------
(a) Options are exercisable as follows: 25% one year after date of grant and an additional 25% in each of the second, third and fourth years after the date of grant. The options expire ten years after the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Alan B. Miller..............       0             0          56,250         18,750        $143,750        $18,750
Kirk E. Gorman..............       0             0           3,125          9,375        $  3,125        $ 9,375
Charles F. Boyle............       0             0           1,875          5,625        $  1,875        $ 5,625
Cheryl K. Ramagano..........       0             0           1,875          5,625        $  1,875        $ 5,625
Timothy J. Fowler...........       0             0           9,899          5,625        $ 29,959        $ 5,625

---------------
(1) Based on the difference between the exercise price and the closing price of the share of beneficial interest on the New York Stock Exchange on December 31, 1998 of $19.625 per share.

                     REPORT OF EMPLOYEE BENEFITS COMMITTEE

     The Trust has established incentive plans to incentivize those persons to render greater service to the Trust. During 1997, the Trust's Board of Trustees approved the Universal Health Realty Income Trust 1997 Incentive Plan ("The Plan"), which is a newly created stock option and dividend equivalents rights plan for the employees of the Trust, including officers and directors. There are 400,000 shares reserved for issuance under the Plan. In connection with this plan, stock options and dividend equivalent rights were granted on June 23, 1997 as follows: Mr. Alan B. Miller was granted 25,000 stock options and 25,000 dividend equivalent rights; Mr. Kirk E. Gorman was granted 12,500 stock options and 12,500 dividend equivalent rights; Mr. Charles F. Boyle was granted 7,500 stock options and 7,500 dividend equivalent rights; Ms. Cheryl K. Ramagano was granted 7,500 stock options and 7,500 dividend equivalent rights and Mr. Timothy
J. Fowler was granted 7,500 stock options and 7,500 dividend equivalent rights. Mr. Daniel M. Cain, Mr. Myles H.

Tanenbaum, Mr. James E. Dalton, Jr. and Mr. Miles L. Berger each received 2,500 stock options and 2,500 dividend equivalents rights pursuant to the terms of the Plan. The stock options granted pursuant to this Plan were granted with an exercise price of $18.625 per share representing the closing sale price of the Trust's shares of beneficial interest on the New York Stock Exchange on June 23, 1997. Also during 1997, Mr. Kirk E. Gorman was granted 2,500 shares of beneficial interest issued in connection with the 1988 Key Employees' Restricted Share Purchase Plan. The restrictions on one-third of these shares lapse on each of the three, four and five year anniversary dates from the date of grant. The value of these shares as of December 31, 1998 was $49,063 based on the closing sale price of the Trust's shares on that date. No awards were made in 1996. During 1998, 5,000 stock options and 5,000 dividend equivalent rights were granted to an officer of the Trust at an exercise price of $18.375 per share, representing the closing sale price of the Trust's shares of beneficial interest on the date of grant.

     The Employee Benefits Committee, which is composed of independent trustees of the Trust, believes that in the general absence of cash compensation, it is important to provide the officers of the Trust, including the chief executive officer, an incentive to increase shareholder value by awarding equity based compensation. Because the substantial portion of the return of real estate investment trusts like the Trust is comprised of the dividend payable on the shares rather than share price appreciation the committee believes that the 1997 Incentive Plan with its dividend equivalent rights feature provides the appropriate incentive for officers and directors of the Trust. The Committee believes that Mr. Gorman's special efforts on behalf of the Trust merit a special cash bonus of $50,000. As Mr. Gorman is compensated by UHS which, as the Trust's advisor, received an advisory fee, however, UHS has elected to reduce this advisory fee by the amount of Mr. Gorman's bonus thus resulting in no net cost to the Trust. The Employee Benefits Committee will evaluate from time to time the compensation payable to its officers in light of the performance of the Trust, the individuals involved and competitive factors.

                                                     EMPLOYEE BENEFITS COMMITTEE

                                                           Daniel M. Cain
                                                         Myles H. Tanenbaum

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Daniel M. Cain has from time to time performed investment banking services for the Trust. No compensation was paid to him for any services in 1998.

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                        (THE TRUST, S&P 500, PEER GROUP)
'[CHART]'

                                          UNIVERSAL HEALTH
                                        REALTY INCOME TRUST          S&P 500               PEER GROUP           OLD PEER GROUP
                                        -------------------          -------               ----------           --------------
'1993'                                         100.00                 100.00                 100.00                 100.00
'1994'                                         108.70                 101.32                 104.24                 102.19
'1995'                                         131.01                 139.40                 129.87                 127.53
'1996'                                         163.95                 171.40                 160.23                 160.27
'1997'                                         189.95                 228.59                 191.24                 189.06
'1998'                                         185.94                 293.91                 162.66                 134.91

     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each of the periods for the Trust, the peer group and the S&P 500 Composite is based on the stock price or composite index at the end of fiscal 1993.

     The above graph compares the performance of the Trust with that of the S&P 500 and a group of peer companies and a group of old peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows: Health Care Property Investors, Inc., Nationwide Health Properties, Inc., American Health Properties, Inc., Omega Healthcare Investors (acquired Health Equity Properties, Incorporated in December 1994), Health Care REIT, Inc., G&L Realty Corp., Healthcare Realty Trust Incorporated, LTC Properties, Inc., National Health Investors, Inc. and National Health Realty, Inc. Companies in the old peer group are as follows: American Health Properties, Inc, Health Care Property

Investors, Inc., Health Care REIT, Inc., Health Equity Properties, Incorporated (acquired by Omega Healthcare Investors in December 1994), HRPT Property Trust (formerly Health and Retirement Properties Trust), Meditrust Companies and Nationwide Health Properties, Inc.

     During 1998, the Trust removed HRPT Properties Trust and MediTrust Companies from its peer group because they expanded into diversified REITs and are no longer focused on healthcare properties, thereby reducing the number of remaining companies in the old peer group to five. Therefore, the Trust added G&L Realty Corp., Healthcare Realty Trust Incorporated, LTC Properties, Inc., National Health Investors, Inc. and National Health Realty, Inc. The Trust believes the new peer group of healthcare REITs to be more representative of its current competitors.

                               BOARD OF TRUSTEES

MEETINGS OF THE BOARD

     Regular meetings of the Trustees are generally held quarterly, while special meetings are called when necessary. Before each meeting, Trustees are furnished with an agenda and background materials relating to matters to be discussed. During 1998, there were eight Board meetings. All Trustees attended at least 75% of the meetings.

COMPENSATION OF TRUSTEES

     Each Independent Trustee is paid by the Trust annual compensation of $10,000 for service as a Trustee plus $500 for attendance, in person, at each meeting of the Board of Trustees or Committee meeting thereof on a day on which the Board of Trustees does not meet. In addition, the Trust reimburses all Trustees for travel expenses incurred in connection with their duties as Trustees of the Trust. In 1992, the Board of Trustees and the shareholders adopted a Share Compensation Plan For Outside Trustees, pursuant to which Trustees may elect to receive their annual compensation in the form of Shares in lieu of cash. No Trustee elected to receive Shares in 1998. During 1997, the Trust's Board of Trustees approved the Universal Health Realty Income Trust 1997 Incentive Plan ("The Plan"), which is a stock option and dividend equivalents rights plan for the employees of the Trust, including officers and directors. The Plan was adopted by the shareholders at the 1998 Annual Shareholders Meeting. There are 400,000 shares reserved for issuance under the Plan. In connection with this plan, Messrs. Daniel M. Cain and Myles H. Tanenbaum each received 2,500 stock options and 2,500 dividend equivalents rights with an exercise price of $18.625 per share representing the closing sale price of the Trust's shares of beneficial interest on the New York Stock Exchange on June 23, 1997. In December 1998, Miles L. Berger received 2,500 stock options and 2,500 dividend equivalent rights, with an exercise price of $19.625 per share representing the closing sale price of the Trust's shares of beneficial interest on the New York Stock Exchange on December 1, 1998.

AUDIT COMMITTEE

     The Audit Committee is responsible for providing assistance to the Board of Trustees in fulfilling its responsibilities relating to corporate accounting and reporting practices and in maintaining a direct line of communication between the Trustees and the independent accountants. It recommends the firm to be appointed independent auditor, reviews the scope and results of the audit with the independent auditors and considers the adequacy of the internal accounting and control procedures of the Company. The Audit Committee met once in 1998. Members of this Committee are Daniel M. Cain and James E. Dalton, Jr.

EMPLOYEE BENEFITS COMMITTEE

     The Employee Benefits Committee was established December 1, 1988 and is responsible for administering the Restricted Share Purchase Plan and the Stock Option Plan. It has full authority in its discretion from time to time, and at any time, to select those employees of the Trust, as the term employee is defined in the plans, to whom Shares or options will be granted, to determine the number of Shares subject thereto, the times at which such Shares shall be sold or options granted, the time at which the restrictions on the Shares shall lapse or the options shall vest, and the terms and conditions of the agreements to be entered into by the employees with the Trust. The Employee Benefits Committee did not meet in 1998. Members of this Committee are Daniel M. Cain and Myles H. Tanenbaum.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

RELATIONSHIP WITH UHS

THE ADVISOR AND THE ADVISORY AGREEMENT

     The Trust, with the approval of the Board of Trustees, including all the Independent Trustees, has entered into an Advisory Agreement with UHS of Delaware, Inc. (the "Advisor"), a Delaware corporation and wholly owned subsidiary of UHS, pursuant to which the Advisor will act as advisor to the Trust with respect to the Trust's operations. Mr. Alan B. Miller serves as Director and President of the Advisor and of UHS. ; Mr. Kirk E. Gorman serves as Director and Chief Financial Officer of the Advisor ; Mr. Steve Filton serves as Director, Vice President and Controller of the Advisor ; Mr. Bruce R. Gilbert serves as Secretary of the Advisor. Alan B. Miller is Chairman of the Board and Chief Executive Officer of the Trust, Kirk E. Gorman is President, Chief Financial Officer, Secretary and Trustee of the Trust, Charles F. Boyle is Vice President and Controller of the Trust, Cheryl K. Ramagano is Vice President and Treasurer of the Trust, Timothy J. Fowler is Vice President, Acquisitions and Development, of the Trust, Alan Hale is Vice President, Acquisitions and Development, of the Trust, and Bruce R. Gilbert serves as General Counsel to the Trust. All such persons are also employees of the Advisor. Mr. James Dalton an Independent Trustee is President and Chief Executive Officer of Quorum Health Group, Inc. Affiliates of Quorum Health Group, Inc. and UHS are members of a limited liability company which owns and operates three hospitals. Under the Advisory Agreement, the Advisor is obligated to present an investment program to the Trust, to use its best efforts to obtain investments suitable for such program (although it is not obligated to present any particular investment opportunity to the Trust), to provide administrative services to the Trust and to conduct the Trust's day-to-day affairs. In performing its services under the Advisory Agreement, the Advisor may utilize facilities, personnel and support services of various UHS affiliates, including accounting, legal and other services, for which the Advisor will be reimbursed directly by the Trust, but only if such services are first approved by a majority of the Independent Trustees. No additional compensation will be paid by the Trust for these services.

     The term of the Advisory Agreement expired on December 31, 1998. The Board of Trustees, on December 1, 1998, voted to renew the Advisory Agreement for 1999. The Advisory Agreement is renewable annually thereafter by the Trust, subject to a determination by a majority of the Independent Trustees that the Advisor's performance has been satisfactory, and subject to the termination rights of the parties. The Advisory Agreement may be terminated for any reason upon sixty days' written notice by the Trust or the Advisor.

     The Advisory Agreement does not restrict the Advisor from rendering advice to other investors (including other real estate investment trusts) or from managing other investments, including those of investors or investments advised, sponsored or organized by the Advisor. The Advisor also may render such services to joint ventures and partnerships in which the Trust is a co-venturer or partner and to the other entities in such joint ventures and partnerships, and the Advisor is not obligated to present any particular investment opportunity to the Trust. There is no restriction on the right of any director, officer, employee or stockholder of the Advisor, or any affiliate of UHS, to engage in any other business or to render services of any kind to any other corporation, partnership or other entity (including competitive business activities). The Advisor has informed the Board of Trustees that it does not presently intend to provide advisory services to any other real estate investment trust and has agreed to inform the Board of any change in such intention.

     Pursuant to the Advisory Agreement, the Trust paid the Advisor $1.2 million in respect of services rendered by the Advisor to the Trust during fiscal 1998. UHS has agreed to reduce its 1999 advisory fee by the cash bonus paid by the Trust to Mr. Kirk Gorman. The Advisory Agreement provides that the Advisor is entitled to receive an annual advisory fee equal to .60% of the average invested real estate assets of the Trust, as derived from its consolidated balance sheet from time to time. In addition, the Advisor will be entitled to an annual incentive fee equal to 20% of the amount by which cash available for distribution to shareholders for each year, as defined in the Advisory Agreement, exceeds 15% of the Trust's equity as shown on its balance sheet, determined in accordance with generally accepted accounting principles without reduction for return of capital dividends. No incentive fees were paid during 1998, 1997 or 1996. The advisory fee is payable quarterly, subject to adjustment at year end based upon audited financial statements of the Trust.

PROPERTIES

     The Trust effectively commenced business on December 24, 1986, the closing date for the purchase of properties from certain subsidiaries of UHS (the "Subsidiaries"). In exchange for shares of beneficial interest, $.01 par value, in the Trust, the Trust acquired 10 properties (the "Initial Properties") from the Subsidiaries having an appraised value of approximately $122,000,000. The Initial Properties were immediately leased back to the respective Subsidiaries. In March 1988, the Trust acquired the real property of a 118-bed acute care hospital operated by a subsidiary of UHS for approximately $9,500,000. The Trust concurrently leased the hospital to that UHS subsidiary on a long-term basis. The fixed term of the leases ranges from 10-15 years with up to six additional five-year renewal options. In 1989, two of these facilities consolidated their operations. The leases all provide for minimum rents and additional rents are payable if facility revenues increase. Additional rent is equal to 5% of the increase in facility revenues over a base period until the facility lease rate grows to 13.5% of the Trust's original shareholders' equity. Thereafter, additional rent is equal to 1% of the increase in facility revenues. The obligations under the leases are guaranteed by UHS.

     During 1991, the Trust sold to UHS a 124-bed acute care hospital for its net book value of approximately $5.7 million, which was higher than its appraised value. The real property of this hospital was previously leased to UHS. Also during 1991, the Trust acquired from UHS, for approximately $4.1 million, newly constructed patient buildings on the campus of one of the behavioral health facilities already owned by the Trust.

     In 1992, one of the Subsidiaries of UHS ceased operations at the facility leased by it from the Trust and, in 1993, UHS purchased the real property of that facility from the Trust for approximately $3.2 million, the original purchase price of the facility, which was higher than its appraised value, and resulted in a $371,000 gain, which was included in the Trust's 1993 first quarter results. Also during the fourth quarter of 1993, UHS, the former lessee and operator of Belmont Community Hospital, sold the operations of the facility to Transitional Hospitals Corporation ("THC"), an unaffiliated third party. Concurrently, the Trust purchased certain related real property from UHS for $1 million in cash and a note payable with a carrying value of $1.2 million at December 31, 1998. The note payable has a face value of $1 million and is due on December 31, 2001. The amount of interest payable on this note is contingent upon the financial performance of this leased facility and its estimated face value at the end of the initial lease term. The Trust has estimated the total amount payable under the terms of this note and has discounted the payments to their net present value using a 6% rate. In connection with this transaction, UHS's lease with the Trust was terminated, and the Trust entered into an eight year lease agreement with THC for the real property of the Belmont Community Hospital facility.

     During the third quarter of 1995, UHS purchased the assets of Westlake Medical Center, ("Westlake") a 126-bed hospital of which the majority of real estate assets were owned by the Trust and leased to UHS. In exchange for the real estate assets of Westlake and the termination of the lease, the Trust received substitution properties valued at approximately $19 million (the Trust's original purchase price of Westlake) consisting of additional real estate assets which were owned by UHS but related to three acute care facilities, of which the Trust owns the real estate and which are operated by UHS (McAllen Medical Center, Inland Valley Regional Medical Center and Wellington Regional Medical Center). These additional real estate assets represent major additions and expansions made to these facilities by UHS since the purchase of the facilities by the Trust from UHS in 1986. The Trust also purchased from UHS, additional real estate assets related to McAllen Medical Center for approximately $1.9 million in cash. Total annual base rental payments from UHS to the Trust on the substituted properties will be $2.4 million which equals the total base and bonus rental earned by the Trust on the Westlake facility during 1994 ($2.1 million base and $300,000 bonus). Total annual base rental payments on the additional real estate assets purchased related to McAllen Medical Center will be approximately $200,000. Bonus rental on the substituted and purchased real estate assets will be equal to 1% of the growth in revenues, in excess of base year amounts, generated by these additional assets. The guarantee by UHS under the existing leases, as amended to include the additional property, will continue.

     During the third quarter of 1998, wholly-owned subsidiaries of UHS exercised five-year renewal options on four hospitals owned by the Trust which were scheduled to expire in 1999 through 2001 (Virtue Street Pavilion, The Bridgeway, Inland Valley Regional Medical Center and Wellington Regional Medical Center). The leases on these facilities were renewed at the same lease rates and terms as the initial leases and these renewals remove the majority of the previously disclosed uncertainty regarding the lease renewals with subsidiaries of UHS. As part of the renewal agreement, the Trust also agreed to grant additional fixed rate renewal options to a wholly-owned subsidiary of UHS commencing in 2022 on the real property of McAllen Medical Center.

     Pursuant to the terms of the leases with UHS, the lessees have rights of first refusal to: (i) purchase the respective leased facilities during and for 180 days after the lease terms expire at the same price, terms and conditions of any third party offer, or; (ii) renew the lease on the respective leased facility at the end of, and for 180 days after, the lease term on the same terms and conditions as to any third party offer. The leases also grant the lessees options, exercisable on at least six months notice, to purchase the respective leased facilities at the end of the lease term or any renewal term at the facility's then fair market value. The terms of the leases also provide that in the event UHS discontinues operations at the leased facility for more than one year, or elects to terminate its lease prior to the expiration of its term for prudent business reasons, UHS is obligated to offer a substitution property. If the Trust does not accept the substitution property offered, UHS is obligated to purchase the leased facility back from the Trust at a price equal to the greater of its then fair market value or the original purchase price paid by the Trust.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP has been retained by the Board of Trustees, on the recommendation of the Audit Committee, to perform all accounting and audit services during the 1999 fiscal year. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the Shareholders or their representatives.

                        EXPENSES FOR PROXY SOLICITATION

     The principal solicitation of Proxies is being made by mail; however, certain officers and employees of the Trust and of the Advisor, or its affiliates, none of whom will receive additional compensation therefor, may solicit Proxies by telegram, telephone or other personal contact. The Trust will bear the cost of the solicitation of the Proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of Shares.

              DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                           NEXT YEAR'S ANNUAL MEETING

     Any proposal that a Shareholder wishes to present for consideration at the 2000 Annual Meeting must be received by the Trust no later than December 31, 1999. This date provides sufficient time for inclusion of the proposal in the 2000 proxy materials.

                        OTHER BUSINESS TO BE TRANSACTED

     The Trust has been advised that Culinary Workers Union Local 226, which represents approximately 100 employees at UHS' Valley Hospital, of 58 Trust Shares, intends to submit a proposal for a vote at the annual meeting and to solicit proxies with respect to the proposal. The Trust understands that the proposal relates to a request that the Board of Trustees adopt and submit for shareholder approval an amendment to the Trust's Declaration of Trust regarding the qualifications of Independent Trustees. The Trust is not soliciting proxies with respect to this matter and the persons appointed as proxies in the form of proxy included with this proxy statement cannot and will not exercise discretionary authority granted to them with respect to other matters that may come before the meeting to vote on this proposal if it comes before the meeting.

     As of the date of this Proxy Statement, the Board of Trustees knows of no other business to be presented for action at the Annual Meeting. As for any other business that may properly come before the Annual Meeting, the Proxies confer discretionary authority in the persons named therein. Those persons will vote or act in accordance with their best judgment with respect thereto.

     YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

                                            BY ORDER OF THE BOARD OF TRUSTEES
                                                  /s/ Kirk E. Gorman

                                                    KIRK E. GORMAN
                                                       Secretary

King of Prussia, Pennsylvania
April   , 1999

     A COPY OF THE TRUST'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: INVESTOR RELATIONS, UNIVERSAL HEALTH REALTY INCOME TRUST, UNIVERSAL CORPORATE CENTER, 367 SOUTH GULPH ROAD, P.O. BOX 61558, KING OF PRUSSIA, PENNSYLVANIA 19406-0958.

                                                                       802-PS-99

                                  DETACH HERE


                                     PROXY


                      UNIVERSAL HEALTH REALTY INCOME TRUST

    This Proxy is Solicited By The Board of Trustees For The Annual Meeting
                   Of Shareholders To Be Held On June 1, 1999




     Alan B. Miller and Kirk E. Gorman, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all shares of Universal Health Realty Income Trust held of record by the undersigned on April 21, 1999 at the Annual Meeting of Shareholders to be held at 10:00 a.m., on Tuesday, June 1, 1999 at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.


                   (This proxy is continued on reverse side)




  SEE REVERSE                                                     SEE REVERSE
     SIDE      PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY       SIDE

                         COMPANY HIGHLIGHTS DURING 1998


- Twelve consecutive years of increased dividends. Current level $1.80 per share.

- Invested a total of $18 million in five additional properties increasing the total investments to thirty-one.




                                  DETACH HERE



      Please mark
/ X / votes as in
      this example.



WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ELECTION OF THE NOMINEES FOR TRUSTEES, AND "FOR" ADOPTION OF THE 1997 INCENTIVE PLAN.


1.  The Election of Trustees.

    Nominees: Alan B. Muller and Myles H. Tanenbaum

                For                  Withheld
          /  /  Both            /  / From Both
                Nominees             Nominees

    /  / ________________________________________________
         For, except vote withheld from the above nominee:



    Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith.


    MARK HERE IF YOU PLAN TO ATTEND THE MEETING    /  /

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  /  /

    NOTE: Please sign exactly as name appears hereon. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.




Signature:                 Date:          Shareholder:                  Date:

_______________________________________________________________________________